SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): October 22, 2013

ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation) Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.) 46285 (Zip Code)

Registrant's telephone number, including area code: (317) 276-2000

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02     Election of Director.
On October 21, 2013, the Board of Directors of Eli Lilly and Company elected Jackson Pei Tai as a new member, effective November 1, 2013. Mr. Tai, age 63, is a non-executive director of The Bank of China Limited, Singapore Airlines, NYSE Euronext, MasterCard Incorporated, and Royal Philips NV. From 2002 to 2007, he was vice chairman and chief executive officer of both DBS Group Holdings and DBS Bank, one of the largest financial services groups in Asia. Tai joined DBS as Chief Financial Officer in July 1999 and was president and chief operating officer of DBS from January 2001 to June 2002. Mr. Tai will serve on the Audit and Finance Committees. He will serve under interim election and will stand for election by the Lilly shareholders at the company's annual meeting in May of 2013.
There is no arrangement between Mr. Tai and any person pursuant to which he was selected as a director. Mr. Tai is not a party to any transaction subject to Section 404(a) of Regulation S-K involving the Company or any of its subsidiaries.
Mr. Tai will participate in the Director's compensation program as described in the company's 2013 Proxy Statement which was filed with the Securities and Exchange Commission on March 25, 2013.
Today, the company issued a press release announcing Mr. Tai's appointment. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

99.1    Press Release of Eli Lilly and Company dated October 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ELI LILLY AND COMPANY
(Registrant)

By:        /s/ James B. Lootens
Name:    James B. Lootens
Title:     Secretary and Deputy
General Counsel

Dated: October 22, 2013